Exhibit 10.68

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) dated as of [●], 2022, by and among Interpace Biosciences, Inc., a Delaware corporation (the “Company”), 3K Limited Partnership, a Delaware limited partnership (the “Standby Purchaser”), Peter H. Kamin, a natural person in his individual capacity (“Mr. Kamin”), Peter H. Kamin Revocable Trust dated February 2003 (the “2003 Trust”), Peter H. Kamin Childrens Trust dated March 1997 (the “1997 Trust”) and Peter H. Kamin Family Foundation (the “Foundation”). Each of the Standby Purchaser, Mr. Kamin, the 2003 Trust, the 1997 Trust and the Foundation are referred to herein as an “Investor” and together the “Investors”.

RECITALS

WHEREAS, on [●], 2022, the Company completed a rights offering (the “Rights Offering”) of non-transferable subscription rights (the “Subscription Rights”) to subscribe for and purchase shares of its common stock, par value $0.01 per share (the “Common Stock”), to holders of Common Stock and certain holders of warrants (the “Eligible Warrants”) ;

WHEREAS, each holder of Common Stock or Eligible Warrants received one (1) Subscription Right to purchase one (1) share of Common Stock for every share of Common Stock owned, including shares of Common Stock underlying the Eligible Warrants (the “Basic Subscription Privilege”), and each holder of Subscription Rights who exercised in full his, her or its Basic Subscription Privilege was entitled to subscribe for additional shares of Common Stock, to the extent available, at the Subscription Price;

WHEREAS, on [●], 2022, pursuant to that certain Standby Purchase Agreement, dated as of [●], 2022 (the “Standby Purchase Agreement”), by and among the Company and the Investors, the Investors exercised all of their Basic Subscription Rights in full and the Standby Purchaser purchased from the Company, upon expiration of the Rights Offering, such [●] additional shares of Common Stock offered pursuant to Subscription Rights but not otherwise subscribed for in the Rights Offering (the “Standby Offering”); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Standby Purchase Agreement, the parties desire to enter into this Agreement in order to grant certain rights to the Investors relating to the governance of the Company as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Definitions.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning specified in the Preamble.

“Board” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday and any other day on which commercial banks in The City of New York are authorized or required by law to remain closed, provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

1

“Bylaws” means the Company’s Bylaws, as in effect on the date hereof, as the same may be amended from time to time.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as in effect on the date hereof, as the same may be amended from time to time.

“Common Stock” has the meaning specified in the Recitals.

“Company” has the meaning specified in the Preamble.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means, unless otherwise noted, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

“Director” means a member of the Board until such individual’s death, disability, disqualification, resignation, or removal.

“Investor Designated Director” means an individual elected to the Board that has been nominated by the Investors pursuant to this Agreement.

“Investors” shall have the meaning set forth in the Preamble.

“Governmental Entity” means any federal, state, provincial, local or foreign governmental, administrative or regulatory (including any stock exchange) authority, agency, court, instrumentality, binding arbitration body, commission or other entity or self-regulatory organization.

“Nominee” has the meaning specified in Section 2(a)(i).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity or any department, agency or political subdivision thereof.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Standby Offering” has the meaning specified in the Recitals.

“Standby Offering Closing Date” has the meaning specified in Section 2.

“Standby Purchase Agreement” has the meaning specified in the Recitals.

“Standby Purchaser” has the meaning specified in the Preamble.

2

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing), or, if the Common Stock is not listed on any of the foregoing markets or exchanges, Trading Market shall refer to the over-the-counter market on which the Common Stock is quoted.

“Transfer” means any sale, transfer, assignment or other disposition of (whether with or without consideration and whether voluntary or involuntary or by operation of law) of Common Stock.

Section 2. Board of Directors.

(a) Subject to the terms and conditions of this Agreement, from and after the date hereof (the “Standby Offering Closing Date”), for so long as the Investors (together with their Affiliates) then hold shares of Common Stock representing at least 5.0% of the Company’s fully-diluted capitalization (assuming the conversion of all outstanding convertible securities):

(i) The Investors shall have the right, but not the obligation, to designate one person, subject to approval by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), to be appointed to the Board by the other Board members if prior to a meeting of stockholders or nominated, as the case may be, for election to the Board (including any successor, each, a “Nominee”) by giving written notice to the Company following the date hereof and following such Nominee’s initial appointment on or before the time such information is reasonably requested by the Board or the Nominating Committee for inclusion in a proxy statement for a meeting of stockholders.

(ii) The Company agrees to use all reasonable efforts to ensure that the rights granted under this Agreement are effective and that the parties to this Agreement enjoy the benefits of such rights. Such actions include, without limitation, the use of the Company’s reasonable efforts to assist in the nomination and election of the Investor Designated Director as provided herein. The Company will, as promptly as practicable, use its best efforts to take all necessary and desirable actions (including, without limitation, calling special meetings of the Board and the stockholders and recommending, supporting and soliciting proxies) so that there is an Investor Designated Director serving on the Board at all times.

(iii) The Company shall, to the fullest extent permitted by applicable law, use its best efforts to take all actions necessary to ensure that: (i) there is at least one Board vacancy on the Standby Offering Closing Date and such vacancy remains open until the Investor Designated Director is duly appointed; (ii) promptly after the initial Nominee has been submitted to the Nominating Committee, the Board appoints such Nominee as a Director; (iii) once appointed, the Nominee is thereafter included in the Board’s slate of nominees to the stockholders of the Company for each election of Directors; and (ii) such Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. The Company shall not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed under this Agreement by the Company, but shall at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate, or reasonably requested by the Investors in order to protect the rights of the parties under this Agreement against impairment.

3

(iv) If a vacancy occurs because of the death, disability, disqualification, resignation, or removal of an Investor Designated Director or for any other reason, the Investors shall be entitled to designate such person’s successor, and the Company will, as promptly as practicable following such designation, use its best efforts to take all necessary and desirable actions, to the fullest extent permitted by law, within its control such that such vacancy shall be filled with such successor Nominee.

(v) If a Nominee is not elected because of such Nominee’s death, disability, disqualification, withdrawal as a nominee or for any other reason, the Investors shall be entitled to designate promptly another Nominee and the Company will take all necessary and desirable actions within its control such that the director position for which such Nominee was nominated shall not be filled pending such designation or the size of the Board shall be increased by one and such vacancy shall be filled with such successor Nominee as promptly as practicable following such designation.

(vi) As promptly as reasonably practicable following the of the appointment or election of any Investor Designated Director, the Company shall enter into an indemnification agreement with such Investor Designated Director, in the form entered into with the other members of the Board.

(vii) The Company shall purchase and at all times maintain directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary.

(viii) For so long as an Investor Designated Director serves as a Director of the Company, the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Director nominated pursuant to this Agreement as and to the extent consistent with applicable law, whether such right is contained in the Certificate of Incorporation, Bylaws or another document (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

(ix) Each Nominee may, but does not need to qualify as “independent” pursuant to listing standards of any applicable Trading Market or meet the additional qualifications for members of the audit committee or compensation committee pursuant to the rules and regulations of the Securities and Exchange Commission.

4

(x) Any Nominee will be subject to the Company’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, the Company may object to any Nominee provided (a) it does so in good faith, and (b) such objection is based upon any of the following: (i) such Nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (ii) such Nominee was the subject of any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (A) engaging in any type of business practice, or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws, (iii) such Nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in clause (ii)(B), or to be associated with persons engaged in such activity, (iv) such proposed director was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated, or (v) such proposed director was the subject of, or a party to any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations. In the event the Board reasonably finds the Nominee to be unsuitable based upon one or more of the foregoing clauses (i) through (v) and reasonably objects to the identified director, the Investors shall be entitled to propose a different nominee to the Board within 30 calendar days of the Company’s notice to the Investors of its objection to the Nominee and such replacement Nominee shall be subject to the review process outlined above.

(xii) For the avoidance of doubt, if the aggregate holdings of the Investors fall below the percentages set forth in clause (a)(i) immediately above, the Investor Designated Director shall not be required to resign and may be renominated at the discretion of the Board.

Section 4. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, by fax or email transmission, upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Interpace Biosciences, Inc.
Morris Corporate Center 1, Building C

300 Interpace Parkway

Parsippany, New Jersey 07054

Attention: Thomas W. Burnell, Chief Executive Officer and Director

Email: tburnell@interpace.com

5

With a copy (which shall not constitute notice) to:

Troutman Pepper Hamilton Sanders LLP

875 Third Avenue

New York, NY 10022

Attention: Merrill M. Kraines
Email: Merrill.Kraines@Troutman.com

If to the Investors:

3K Limited Partnership
c/o Peter H. Kamin
2720 Donald Ross Road, #311
Palm Beach Gardens, FL 33410

Attention: Peter H. Kamin
Email: pkamin@3klp.com

With a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP

1633 Broadway

New York, N.Y. 10019
Attention: David Danovitch

Email: ddanovitch@sullivanlaw.com

However, the foregoing shall not limit the right of a party to effect service of process on any other party by any other legally available method.

Section 5. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as the other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 6. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered: (x) by the Company; and (y) by the Investors. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 7. Successors and Assigns. This Agreement shall not be otherwise assignable or otherwise transferable (by operation of law or otherwise) by any party hereto without the prior written consent of the other party hereto, except that an Investor shall have the right to assign this Agreement, and all of its rights and obligations hereunder, to any Affiliate to which it transfers its shares of Common Stock. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6

Section 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court of the State of Delaware, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Court of Chancery of the State of Delaware, or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court of the State of Delaware. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4, or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

Section 9. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement or the transactions contemplated by this agreement.

Section 10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their Affiliates with respect to the subject matter of this Agreement.

Section 11. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law.

Section 13. Counterparts; No Third Party Beneficiaries. This Agreement may be signed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 14. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware or, to the extent such courts does not have subject matter jurisdiction, the United States District Court for the District of Delaware, and each party hereto agrees to waive in any action for such enforcement the defense that a remedy at law would be adequate.

Section 15. Termination. The parties hereto may terminate this Agreement (i) if either party materially breaches its obligations under this Agreement and such breach is not cured within five (5) Business Days following written notice to the breaching party or (ii) upon the parties’ mutual written consent. Notwithstanding anything to the contrary contained herein, if the Investors (together with their Affiliates) do not in the aggregate then hold shares of Common Stock representing at least 5.0% of the Company’s fully-diluted capitalization (assuming the conversion of all outstanding convertible securities), then this Agreement shall expire and terminate automatically.

[Signature page follows]

7

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:

INTERPACE BIOSCIENCES, INC.

By:
Name:
Title:

INVESTORS:

3K LIMITED PARTNERSHIP

By:
Name:
Title:

PETER H. KAMIN

PETER H. KAMIN REVOCABLE TRUST DATED FEBRUARY 2003

By:
Name:
Title:

PETER H. KAMIN CHILDRENS TRUST DATED MARCH 1997

By:
Name:
Title:

PETER H. KAMIN FAMILY FOUNDATION

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

Schedule I

Investors

Name of Investor	Shares of Common Stock
Peter H. Kamin
Peter H. Kamin Revocable Trust dated February 2003
Peter H. Kamin Childrens Trust dated March 1997
Peter H. Kamin Family Foundation
3K Limited Partnership
Total